Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92326, 333-117148 and 333-118728) of Motient Corporation and
subsidiaries of our report dated February 22, 2006 relating to the consolidated financial statements of Mobile Satellite Ventures LP, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP
---------------------
McLean, Virginia

March 29, 2006